ADVISORY AND SERVICE CONTRACT

                                       between

                               WASATCH FUNDS, INC. for
                          the WASATCH MICRO-CAP VALUE FUND

                                         and

                               WASATCH ADVISORS, INC.



     AGREEMENT made ____________, 1997 by and between Wasatch Micro-Cap Value Fund (the "Fund"), one of seven separate funds of Wasatch Funds, Inc., a Utah corporation (the "Corporation"), and Wasatch Advisors, Inc., a Utah corporation (the "Adviser").

     In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

     1. The Fund hereby employs the Adviser to act as the investment adviser for and to manage the investment and reinvestment of the assets of the fund in accordance with the Fund's investment objective and policies and limitations, and to administer its affairs to the extent requested by and subject to the supervision of the Board of Directors of the Corporation for the period and upon the terms herein set forth. The investment of funds shall be subject to all applicable restrictions of the Articles of Incorporation and Bylaws of the Corporation as may from time to time be in force.

     The Adviser accepts such employment and agrees during such period to render such services, to furnish office facilities and simple business equipment, to permit any of its officers to serve without compensation as directors or officers of the Corporation if elected to such positions and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall for all purposes herein provided be deemed to be an independent contractor, and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation. It is understood and agreed that the Adviser, by separate agreement with the Corporation, may also act as Distributor for Fund.

     2. For the services and facilities described in Section 1, the Fund will pay to the Adviser at the end of each calendar month, an investment management fee computed at the annual rate of 1.5% of the average daily net assets of the Fund.

     If expenses borne by the Fund in any fiscal year (including the Adviser's fee, but excluding interest, taxes, fees incurred in acquiring and disposing of portfolio securities and, to the extent permitted, extraordinary expenses), exceed those set forth in any statutory or regulatory formula prescribed by any state in which Fund shares are registered at such time, Wasatch Advisors, Inc. will reimburse the Fund for any excess.

     The net asset value of the Fund shall be calculated as of the close of the New York Stock Exchange on each day the Exchange is open for trading or as of such other time or times as the directors may determine in accordance with the provisions of the Investment Company Act of 1940. On each day when net asset value is not calculated, the net asset value of a share of common stock of the Fund shall be deemed to be the net asset value of such a share as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computations.

     For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively. The services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

     3. In addition to the fee of the Adviser, the Fund shall assume and pay any expenses for services rendered by a custodian for the safekeeping of the Fund's securities or other property and for any other charges of the custodian. The Adviser shall not be required to pay and the Fund shall assume and pay the charges and expenses of its operations, including compensation of the directors (other than those affiliated with the Adviser), charges and expenses of independent auditors, of legal counsel, of any transfer or dividend disbursing agent or any registrar of the Fund, costs of acquiring and disposing of portfolio securities, interest, if any, on obligations incurred by the Fund, costs of share certificates and of reports, costs for keeping its books of account, costs for calculating the net asset value of the Fund as provided in Articles of Incorporation of Corporation, membership dues in the Investment Company Institute or any similar organization, costs of reports and notices to shareholders, other like miscellaneous expenses and all taxes and fees payable to federal, state or other governmental agencies on account of the registration of securities issued by the Fund, filing of corporate documents or otherwise. The Fund shall not pay or incur any obligation for any management or administrative expenses for which the Fund intends to seek reimbursement from the Adviser as herein provided without first obtaining the written approval of the Adviser. The Adviser shall arrange, if desired by the Fund, for officers of the Adviser to serve, without compensation from the Fund, as directors, officers or agents of the Fund if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law.

     4. Subject to applicable statutes and regulations, it is understood that directors, officers, or agents of the corporation are or may be interested in the Adviser as officers, directors, agents, shareholders or otherwise, and that the officers, directors, shareholders and agents of the Adviser may be interested in the Corporation otherwise than as a director, officer or agent.

     5. The Adviser shall not be liable for any error of judgment or of law, or for any loss suffered by the Fund in connection with the matters to which this agreement relates, except loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

     6. The Adviser has proprietary rights in the Fund's name and the Corporation's name. The Adviser may withdraw from the Fund or the Corporation the use of their names. In addition the Adviser reserves the right to grant the use of a similar name to another investment company or business enterprise. However, in doing so, the adviser agrees to submit the question of continuing this investment advisory contract to a vote of the Fund's shareholders at the time.

     7. This Agreement shall become effective on the date hereof and shall remain in full force until December 31, 1998 unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved at least annually in the manner required by the Investment Company Act of 1940.

     This Agreement shall automatically terminate in the event of its assignment, and may be terminated at any time without the payment of any penalty by the Fund or by the Adviser on sixty (60) days' written notice to the other party. The Fund may effect termination by action of the Board of Directors or by a vote of a majority of the outstanding shares of common stock of the Fund, accompanied by appropriate notice.

     This Agreement may be terminated at any time without the payment of any penalty by the Board of Directors or by vote of a majority of the outstanding shares of common stock of the Fund in the event that it shall have been established by a court of competent jurisdiction that the Adviser or any officer or director of the Adviser has taken any action which results in a breach of the covenants of the adviser set forth herein.

     Termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation described in Section 2 earned prior to such termination.

     8. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.


     9. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

     IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed on the day and year first above written.

                                     Wasatch Funds, Inc. for
                                     the Wasatch Micro-Cap Value Fund


                                     By:
                                         ----------------------------

                                         ----------------------------


  Attest
         ---------------------------


                                     Wasatch Advisors, Inc.


                                     By:
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                                         ----------------------------
  Attest
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